1 Confidential & Proprietary to Owens & Minor, Inc. First Quarter 2023 Supplemental Earnings Slides May 5, 2023

2 Confidential & Proprietary to Owens & Minor, Inc. Safe Harbor This presentation is intended to be disclosure through methods reasonably designed to provide broad, non-exclusionary distribution to the public in compliance with the SEC's Fair Disclosure Regulation. This presentation contains certain ''forward-looking'' statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, the statements in this presentation regarding our future prospects and performance, including our expectations with respect to our 2023 outlook and our modeling assumptions. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements. Investors should refer to Owens & Minor’s Annual Report on Form 10-K for the year ended December 31, 2022, including the sections captioned “Cautionary Note Regarding Forward-Looking Statements” and “Item 1A. Risk Factors,” and subsequent quarterly reports on Form 10-Q and current reports on Form 8-K filed with or furnished to the SEC, for a discussion of certain known risk factors that could cause the Company’s actual results to differ materially from its current estimates. These filings are available at www.owens- minor.com. Given these risks and uncertainties, Owens & Minor can give no assurance that any forward-looking statements will, in fact, transpire and, therefore, cautions investors not to place undue reliance on them. Owens & Minor specifically disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise. This presentation contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). In general, the measures exclude items and charges that (i) management does not believe reflect Owens & Minor, Inc’s (the “Company”) core business and relate more to strategic, multi-year corporate activities; or (ii) relate to activities or actions that may have occurred without predictable trends. Management uses these non-GAAP financial measures internally to evaluate the Company's performance, evaluate the balance sheet, engage in financial and operational planning and determine incentive compensation. Management provides these non-GAAP financial measures to investors as supplemental metrics to assist readers in assessing the effects of items and events on its financial and operating results and in comparing the Company's performance to that of its competitors. However, the non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The non-GAAP financial measures disclosed by the Company should not be considered substitutes for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial results should be carefully evaluated.

2023 Company Outlook & Modeling Assumptions

Modeling Assumptions	2023 Outlook
Revenue	$10.2 - $10.6 billion
Gross Margin	~20.5%
Interest Expense	$170 - $175 million
Capital Expenditures	$200 - $220 million
Adjusted Effective Tax Rate	27% - 28%
Diluted Weighted Average Shares Outstanding	~77.5 million
Adjusted EBITDA	$540 - $590 million
Adjusted EPS	$1.30 - $1.65
Operating Model Realignment Program	$30 million Adjusted Operating Income benefit in 2023
Commodity Prices	Stable to improving
Customer Destocking	Begins to subside in second half of 2023
Foreign Currency Rates	As of 3/31/2023

1. Company outlook and modelling assumptions are assumptions used for 2023 adjusted EPS guidance, and the Company undertakes no obligation to update such assumptions subsequent to the date of this presentation (May 5, 2023). Please see Form 8-K filed by Owens & Minor, Inc. with the SEC on or around May 5, 2023 for additional financial information.
2. Although the Company does provide guidance for adjusted EBITDA and adjusted EPS (which are non-GAAP financial measures), it is not able to forecast the most directly comparable measures calculated and presented in accordance with GAAP without unreasonable effort. Certain elements of the composition of the GAAP amounts are not predictable, making it impracticable for the Company to forecast. Such elements include but are not limited to restructuring and acquisition charges. As a result, no GAAP guidance or reconciliation of the Company's adjusted EBITDA guidance or adjusted EPS guidance is provided. The outlook is based on certain assumptions that are subject to the risk factors discussed in the Company's filings with the Securities and Exchange Commission ("SEC").

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